Exhibit 99.1

May 8, 2014

COMPANY CONTACT:
FutureFuel Corp.
Lee E. Mikles, President
(805) 565-9800 www.futurefuelcorporation.com

FutureFuel releases first quarter 2014 results

Reports net income of $6.3 million or $0.14 per diluted share, and adjusted EBITDA of $10.1 million

Conference call begins at 9:00 a.m. Eastern time May 9, 2014

CLAYTON, Mo. (May 8, 2014) – FutureFuel Corp. (NYSE: FF), a manufacturer of custom and performance chemicals and biofuels, today announced financial results for the three months ended March 31, 2014.

First Quarter 2014 Financial Highlights (all comparisons are with the first quarter of 2013)

●	Revenues were $82.2 million, down 11% from $92.2 million
●	Adjusted EBITDA was $10.1 million, down 43% from $17.7 million
●	Net income decreased to $6.3 million, or $0.14 per diluted share, from $14.1 million, or $0.33 per diluted share.

“The first quarter was characterized by flat revenue and much lower profitability in biodiesel due to the expiration of the $1 blender’s tax credit on 12/31/13 and somewhat lower volume of our chemical division,” said Lee Mikles, FutureFuel president. “Comparisons to first quarter of 2013 were also skewed by the $2.5 million retroactive credit for 2012 biodiesel volumes.

We continue to explore acquisition opportunities in both biofuel and chemicals to further or presence in both industries. Our strong balance sheet gives us tremendous flexibility in driving our business.”

2014 Regular Cash Dividends

FutureFuel declared normal quarterly dividends of $0.12 per share for 2014. The remaining 2014 dividends will be paid in June, September, and December.

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Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures, include:

FutureFuel Corp.

Certain Financial and Operating Metrics

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013	Dollar Change	% Change
Revenues	$82,197	$92,165	$(9,968)	(11%	)
Income from operations	$7,451	$18,950	$(11,499)	(61%	)
Net income	$6,274	$14,050	$(7,776)	(55%	)
Earnings per common share - basic	$0.14	$0.33	$(0.19)	(58%	)
Earnings per common share – diluted	$0.14	$0.33	$(0.19)	(58%	)
Capital expenditures (net reimbursements)	$2,478	$1,261	$1,217	97%
Adjusted EBITDA	$10,108	$17,734	$(7,626)	(43%	)
Cash and cash equivalents and marketable securities	$211,574	$158,563	$53,011	33%

First Three Months of 2014 Financial and Business Summary

Revenues for the three months ended March 31, 2014 were $82.2 million as compared to revenues for the three months ended March 31, 2013 of $92.2 million, a decrease of 11%. Revenues from biofuels were $51.9 million as compared to $52.0 million in the first three months of 2013 and accounted for 63% of total revenues in the first quarter of 2014 as compared to 56% in the first quarter of 2013. Revenues from chemicals were $30.3 million in the first three months of 2014 as compared to $40.1 million in the first three months of 2013, a decrease of 25%. Chemical revenue accounted for 37% of total revenue in the first three months of 2014 as compared to 44% of total revenue in the first quarter of 2013. Within the chemicals segment, revenues for the three months ended March 31, 2014 changed as follows compared to the three months ended March 31, 2013: (i) revenues from the bleach activator and the proprietary herbicide intermediates decreased 34%; (ii) revenues from the industrial intermediate utilized in the antimicrobial industry and other custom chemicals decreased 35%; (iii) revenues from DIPB and CPOs increased 16%; and (iv) revenues from other performance chemicals increased 26%.

Revenues from biofuels decreased $0.1 million from $52.0 million in the three months ended March 31, 2013 to $51.9 million in the three months ended March 31, 2014. We experienced an increase in the volume of biodiesel sold, however, the average sales price partially offset the increase. Revenues were impacted from our sales of refined petroleum products as a supplier on a common carrier pipeline which decreased from $9.2 million in the first three months of 2013 to $0.7 million in the first three months of 2014.

Net income decreased from $14.1 million for the three months ended March 31, 2013 to $6.3 million for the three months ended March 31, 2014.  Approximately 40% of this decrease is attributed to the chemical segment on reduced sales volumes. The primary additional reduction in net income was in our biofuels segment from the impact of the expiration of the $1.00 blender’s credit on December 31, 2013. Additionally, in the same quarter of last year, net income was benefited by the reinstatement of the $1.00 biodiesel blender’s credit for 2012 which increased first quarter 2013 net income by $2.5 million on a pretax basis, $1.5 million on an after-tax basis.  The retroactive reinstatement of the agri-biodiesel production credit for 2012 benefited net income in the first three months of 2013 by $0.1 million on an after-tax basis.  While both of these items pertained to 2012 activity, their benefit was not recorded as a component of our net income until 2013 as the law granting these benefits was not enacted until the first quarter 2013.

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Adjusted EBITDA totaled $10.1 million in the first three months of 2014 as compared to $17.7 million in the first three months of 2013.

Capital Expenditures

Capital expenditures were $2.7 million in the first three months of 2014, compared with $2.3 million in the first three months of 2013. FutureFuel was reimbursed for a portion of these expenditures by certain customers as summarized in the following table.

(Dollars in thousands)

	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013
Capital expenditures	$2,682	$2,318
Cash received as reimbursement of capital expenditures	(204)	(1,057)
Net cash paid for capital expenditures	$2,478	$1,261

Cash and Cash Equivalents and Marketable Securities

Cash and cash equivalents and marketable securities totaled $211.6 million as of March 31, 2014, compared with $158.6 million as of December 31, 2013.

Conference Call and Webcast

A conference call and webcast will be held May 8, 2013 beginning at 9:00 a.m. Eastern time (8:00 a.m. Central time). To access the conference call, dial (877) 251-1860 (U.S. and Canada) or (224) 357-2386 (international callers). The webcast will also be available in the investor relations section of the company’s website at www.futurefuelcorporation.com. A replay of the call and webcast will begin approximately two hours after the live call has ended. To access the replay, dial (855) 859-2056 (U.S. and Canada) or (404) 537-3406 (international callers) and enter the conference ID number: 36864361.

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products and biobased products comprised of biofuels and biobased specialty chemical products. In its chemicals business, it manufactures specialty chemicals for specific customers (custom manufacturing) as well as multi-customer specialty chemicals (performance chemicals). Its custom manufacturing product portfolio includes a bleach activator for a major detergent manufacturer, proprietary herbicide and intermediates for two major life science companies, and chlorinated polyolefin adhesion promoters and antioxidant precursors for a major chemical company. The performance chemicals product portfolio includes polymer (nylon) modifiers and several small-volume specialty chemicals for diverse applications. In its biofuels segment, the company predominantly produces biodiesel. Visit www.futurefuelcorporation.com for more information on FutureFuel.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements deal with FutureFuel’s current plans, intentions, beliefs, and expectations, and statements of future economic performance. Statements containing such terms as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time to time FutureFuel or its representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that the company makes with United States Securities and Exchange Commission (the “SEC”), in press releases, or in oral statements made by or with the approval of one of FutureFuel’s authorized executive officers.

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These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FutureFuel’s Form 10-K Annual Report for the year ended December 31, 2013 and in its future filings made with the SEC. An investor should not place undue reliance on any forward-looking statements contained in this document which reflect FutureFuel’s management’s opinions only as of their respective dates. Except as required by law, the company undertakes no obligation to revise or publicly release the results of any revisions to forward-looking statements. The risks and uncertainties described in this document and in current and future filings with the SEC are not the only ones FutureFuel faces. New factors emerge from time to time, and it is not possible for the company to predict which will arise. There may be additional risks not presently known to the company or that the company currently believes are immaterial to its business. In addition, FutureFuel cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any such risks occur, FutureFuel’s business, operating results, liquidity, and financial condition could be materially affected in an adverse manner. An investor should consult any additional disclosures FutureFuel has made or will make in its reports to the SEC on Forms 10-K, 10-Q, and 8-K, and any amendments thereto. All subsequent written and oral forward-looking statements attributable to FutureFuel or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

Non-GAAP Financial Measures

In this press release, FutureFuel used adjusted EBITDA as a key operating metric to measure both performance and liquidity. Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities (each as determined in accordance with GAAP), as a measure of performance or liquidity. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. FutureFuel defines adjusted EBITDA as net income before interest, income taxes, depreciation, and amortization expenses, excluding, when applicable, non-cash share-based compensation expense, public offering expenses, acquisition-related transaction costs, purchase accounting adjustments, loss on disposal of property and equipment, gains or losses on derivative instruments, other non-operating income or expense. Information relating to adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation and liquidity of FutureFuel’s business. FutureFuel’s calculation of adjusted EBITDA may be different from similarly titled measures used by other companies; therefore, the results of its calculation are not necessarily comparable to the results of other companies.

Adjusted EBITDA allows FutureFuel’s chief operating decision makers to assess the performance and liquidity of FutureFuel’s business on a consolidated basis to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to fund capital expenditures, and to pay dividends. In particular, FutureFuel management believes that adjusted EBITDA permits a comparative assessment of FutureFuel’s operating performance and liquidity, relative to a performance and liquidity based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among its operating segments without any correlation to their underlying operating performance, and of non-cash stock-based compensation expense, which is a non-cash expense that varies widely among similar companies, and gains and losses on derivative instruments, whose immediate recognition can cause net income to be volatile from quarter to quarter due to the timing of the valuation change in the derivative instruments relative to the sale of biofuel.

A table included in this earnings release reconciles adjusted EBITDA with net income, the most directly comparable GAAP performance financial measure, and a table reconciles adjusted EBITDA with cash flows from operations, the most directly comparable GAAP liquidity financial measure.

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FutureFuel Corp.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

(Unaudited)

	March 31, 2014	December 31, 2013
Assets
Cash and cash equivalents	$101,304	$86,463
Accounts receivable, net of allowances of $0 and $0, respectively	21,498	33,249
Inventory	42,483	42,164
Marketable securities	110,270	104,271
Other current assets	12,399	17,141
Total current assets	287,954	283,288
Property, plant and equipment, net	128,988	128,671
Other assets	2,667	2,488
Total noncurrent assets	131,655	131,159
Total Assets	$419,609	$414,447

Liabilities and Stockholders’ Equity
Accounts payable	$21,450	$15,784
Other current liabilities	24,013	24,612
Total current liabilities	45,463	40,396
Deferred revenue – long-term	14,136	13,522
Other noncurrent liabilities	31,121	31,939
Total noncurrent liabilities	45,257	45,461
Total liabilities	90,720	85,857
Commitments and contingencies
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value, 75,000,000 shares authorized, 43,347,430 and 43,342,830 issued and outstanding as of March 31, 2014 and December 31, 2013, respectively	4	4
Accumulated other comprehensive income	6,672	7,436
Additional paid in capital	276,318	276,328
Retained earnings	45,895	44,822
Total stockholders’ equity	328,889	328,590
Total Liabilities and Stockholders’ Equity	$419,609	$414,447

FutureFuel Corp.

Condensed Consolidated Statements of Operations and Comprehensive Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Revenues	$82,197	$92,165
Cost of goods sold and distribution	72,595	70,784
Gross profit	9,602	21,381
Selling, general and administrative expenses	1,449	1,515
Research and development expenses	702	916
	2,151	2,431
Income from operations	7,451	18,950
Other income, net	2,545	1,206
Income before income taxes	9,996	20,156
Provision for income taxes	3,722	6,106
Net income	$6,274	$14,050

Earnings per common share
Basic	$0.14	$0.33
Diluted	$0.14	$0.33
Weighted average shares outstanding
Basic	43,343,502	42,928,109
Diluted	43,393,580	42,949,854

Comprehensive Income
Net income	$6,274	$14,050
Other comprehensive (loss)/income from unrealized net (losses)/gains on available-for-sale securities, net of tax of $(477) in 2014 and of $3,353 in 2013	(764)	5,379
Comprehensive income	$5,510	$19,429

FutureFuel Corp.

Consolidated Statements of Cash Flows

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Cash flows provided by operating activities
Net income	$6,274	$14,050
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,360	2,658
Benefit for deferred income taxes	(1,724)	(982)
Change in fair value of derivative instruments	404	941
Impairment of fixed assets	-	382
(Loss)/gain on the sale of investments	49	(59)
Losses on disposals of fixed assets	5	-
Noncash interest expense	6	6
Changes in operating assets and liabilities:
Accounts receivable	11,247	(5,121)
Accounts receivable – related parties	504	(4,485)
Inventory	(319)	(28,710)
Income tax receivable	5,240	-
Prepaid expenses	346	172
Prepaid expenses – related party	187	-
Accrued interest on marketable securities	-	109
Other assets	(179)	(56)
Accounts payable	(2,532)	9,237
Accounts payable – related parties	8,198	(46)
Income taxes payable	-	4,288
Accrued expenses and other current liabilities	(634)	916
Accrued expenses and other current liabilities – related parties	28	50
Deferred revenue	1,998	(685)
Net cash provided by/(used in) operating activities	31,458	(7,335)
Cash flows from investing activities
Collateralization of derivative instruments	(1,435)	(1,605)
Purchase of marketable securities	(7,677)	(3,399)
Proceeds from the sale of marketable securities	388	3,606
Capital expenditures	(2,682)	(2,318)
Net cash used in investing activities	(11,406)	(3,716)
Cash flows from financing activities
Proceeds from the issuance of stock	-	19,292
Minimum tax withholdings on stock option exercises	(54)
Excess tax benefits associated with stock options	44	-
Payment of dividend	(5,201)	(4,767)
Net cash (used in)/provided by financing activities	(5,211)	14,525
Net change in cash and cash equivalents	14,841	3,474
Cash and cash equivalents at beginning of period	86,463	58,737
Cash and cash equivalents at end of period	$101,304	$62,211

Cash paid for interest	$-	$-
Cash paid for income taxes	$162	$581

FutureFuel Corp.

Reconciliation of Non-GAAP Financial Measure to Financial Measure

(Dollars in thousands)

(Unaudited)

Reconciliation of Adjusted EBITDA to Net Income

	Three Months Ended March 31,
	2014	2013
Adjusted EBITDA	$10,108	$17,734
Depreciation	(2,360)	(2,658)
Retroactive reinstatement of 2012 $1.00 blenders tax credit recognized in 2013	-	2,535
Interest and dividend income	2,370	1,153
Interest expense	(6)	(6)
Loss on disposal of property and equipment	(5)	-
(Losses)/gains on derivative instruments	(62)	1,339
Other (expense)/income, net	(49)	59
Income tax expense	(3,722)	(6,106)
Net income	$6,274	$14,050

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013
Adjusted EBITDA	$10,108	$17,734
Benefit for deferred income taxes	(1,724)	(982)
Impairment of fixed assets	-	382
Retroactive reinstatement of 2012 $1.00 blenders tax credit recognized in 2013	-	2,535
Interest and dividend income	2,370	1,153
Income tax expense	(3,722)	(6,106)
(Losses)/gains on derivative instruments	(62)	1,339
Change in fair value of derivative instruments	404	941
Changes in operating assets and liabilities, net	24,084	(24,331)
Net cash provided by/(used in) operating activities	$31,458	$(7,335)

FutureFuel Corp.

Condensed Consolidated Segment Income

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Revenues
Chemicals	$30,276	$40,136
Biofuels	51,921	52,029
Revenues	$82,197	$92,165

Segment gross profit
Chemicals	$9,034	$13,066
Biofuels	568	8,315
Segment gross profit	9,602	21,381
Corporate expenses	(2,151)	(2,431)
Income before interest and taxes	7,451	18,950
Interest and other income	2,551	1,212
Interest and other expense	(6)	(6)
Provision for income taxes	(3,722)	(6,106)
Net income	$6,274	$14,050

Depreciation is allocated to segment costs of goods sold based on plant usage. The total assets and capital expenditures of FutureFuel have not been allocated to individual segments as large portions of these assets are shared to varying degrees by each segment, causing such an allocation to be of little value.

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